Exhibit 99.1

Palatin Technologies, Inc. Reports Second Quarter
Fiscal Year 2018 Results;
Teleconference and Webcast to be held on February 12, 2018

CRANBURY, NJ – February 12, 2018 – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2017.

Recent Highlights
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Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):
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Entered into a license agreement with Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) in November 2017 for exclusive rights to develop and commercialize bremelanotide in the Republic of Korea.

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Received $417,500 in December 2017, consisting of an upfront payment of $500,000 less $82,500 which was withheld in accordance with tax withholding requirements in the Republic of Korea.

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Entered into a license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., in September 2017 for exclusive rights to develop and commercialize bremelanotide in the territories of mainland China, Taiwan, Hong Kong S.A.R. and Macau S.A.R.

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Received $4,500,000 in October 2017, consisting of an upfront payment of $5,000,000 less $500,000 which was withheld in accordance with tax withholding requirements in China.

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Working closely with AMAG Pharmaceuticals, Inc. (“AMAG”), our licensee for North America, on completing the tasks and activities necessary to file a New Drug Application (“NDA”) with the Food and Drug Administration (“FDA”).

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NDA filing with the FDA by AMAG targeted by March 31, 2018.

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Melanocortin Receptor 1 Agonist (“MC1r”) – under development for inflammatory bowel diseases:

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Initiated Subject Dosing in First-in-Human Clinical Study of PL-8177, an MC1r agonist.

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Received FDA Clearance of Investigational New Drug (“IND”) Application for PL-8177 For Ulcerative Colitis.

-More-

Second Quarter Fiscal 2018 Financial Results
Palatin reported net income of $3.0 million, or $0.02 per basic and $0.01 per diluted share, for the quarter ended December 31, 2017, compared to a net loss of $(10.0) million, or $(0.06) per basic and diluted share, for the same period in 2016.

The difference in financial results between the three months ended December 31, 2017 and 2016 was primarily attributable to the recognition of $10.6 million in license and contract revenue during the 2017 period pursuant to our license agreement with AMAG, and a reduction of $2.1 million in research and development expenses.

Revenue
For the quarter ended December 31, 2017, 100% of the revenue Palatin recognized was related to our license agreement with AMAG.

There were no revenues recorded in the quarter ended December 31, 2016.

Operating Expenses
Total operating expenses for the quarter ended December 31, 2017 were $7.7 million compared to $9.4 million for the comparable quarter of 2016. The decrease in operating expenses was mainly attributable to the relative development stages of bremelanotide for HSDD as we continue our progress of filing an NDA with the FDA.

Other Income/Expense
Total other expense, net was $0.3 million for the quarter ended December 31, 2017 compared to $0.6 million for the quarter ended December 31, 2016. Total other expense, net for both periods consisted primarily of interest expense related to Palatin’s venture debt.

Income Tax
Pursuant to the license agreements with Fosun and Kwangdong, $500,000 and $82,500, respectively, was withheld in accordance with tax withholding requirements in China and the Republic of Korea, respectively, and will be recorded as an expense during the fiscal year ending June 30, 2018. For the quarter ended December 31, 2017, Palatin recorded $100,880 in income tax expense related to those withholding amounts utilizing an estimated effective annual income tax rate applied to income for the quarter and the remaining balance of $256,365 was included in prepaid expenses and other current assets at December 31, 2017. Any potential credit to be received by Palatin on its United States tax returns is currently offset by Palatin’s valuation allowance. The $100,880 of income tax expense is offset by a $500,000 tax benefit that Palatin recorded in the quarter ended December 31, 2017 related to the release of a valuation allowance against Palatin’s federal alternative minimum tax credit as a result of the Tax Cuts and Jobs Act signed in December 2017. Accordingly, $500,000 is included in other long-term assets at December 31, 2017.

Cash Position
Palatin’s cash, and cash equivalents were $35.0 million as of December 31, 2017, compared to cash, cash equivalents, accounts receivable and investments of $55.6 million at June 30, 2017. Current liabilities were $14.1 million, net of deferred revenue of $9.5 million, as of December 31, 2017, compared to $19.9 million, net of deferred revenue of $35.1 million, as of June 30, 2017.

-More-

Palatin believes that existing capital resources will be sufficient to fund our planned operations through at least the next 12 months.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on February 12, 2018 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-800-289-0449 (domestic) or 1-323-794-2093 (international), conference ID 6111978. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), passcode 6111978. The webcast and telephone replay will be available through February 19, 2018.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercialacceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

REVENUES:
License and contract revenue	$10,612,153	$-	$37,553,661	$-

OPERATING EXPENSES:
Research and development	6,045,884	8,134,575	20,208,981	19,360,659
General and administrative	1,625,189	1,306,300	3,169,764	2,515,646
Total operating expenses	7,671,073	9,440,875	23,378,745	21,876,305

Income (Loss) from operations	2,941,080	(9,440,875)	14,174,916	(21,876,305)

OTHER INCOME (EXPENSE):
Interest income	81,356	5,991	133,082	12,636
Interest expense	(391,363)	(594,535)	(848,040)	(1,218,520)
Total other expense, net	(310,007)	(588,544)	(714,958)	(1,205,884)

Income (Loss) before income taxes	2,631,073	(10,029,419)	13,459,958	(23,082,189)
Income tax benefit, net	399,120	-	173,865	-

NET INCOME (LOSS)	$3,030,193	$(10,029,419)	$13,633,823	$(23,082,189)

Basic net income (loss) per common share	$0.02	$(0.06)	$0.07	$(0.13)

Diluted net income (loss) per common share	$0.01	$(0.06)	$0.07	$(0.13)

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	197,238,056	177,798,511	197,175,316	171,823,390

Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	202,711,616	177,798,511	200,430,824	171,823,390

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$34,958,048	$40,200,324
Available-for-sale investments	-	249,837
Accounts receivable	-	15,116,822
Prepaid expenses and other current assets	1,288,504	1,011,221
Total current assets	36,246,552	56,578,204

Property and equipment, net	178,767	198,153
Other assets	556,916	56,916
Total assets	$36,982,235	$56,833,273

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$703,767	$1,551,367
Accrued expenses	5,527,776	10,521,098
Notes payable, net of discount and debt issuance costs	7,889,152	7,824,935
Capital lease obligations	-	14,324
Deferred revenue	9,548,228	35,050,572
Total current liabilities	23,668,923	54,962,296

Notes payable, net of discount and debt issuance costs	2,321,124	6,281,660
Deferred revenue	500,000	-
Other non-current liabilities	866,135	753,961
Total liabilities	27,356,182	61,997,917

Stockholders’ equity (deficiency):
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of December 31, 2017 and June 30, 2017	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 195,373,239 shares as of December 31, 2017 and 160,515,361 shares as of June 30, 2017, respectively	1,953,732	1,605,153
Additional paid-in capital	350,787,078	349,974,538
Accumulated other comprehensive loss	-	(590)
Accumulated deficit	(343,114,797)	(356,743,785)
Total stockholders’ equity (deficiency)	9,626,053	(5,164,644)
Total liabilities and stockholders’ equity (deficiency)	$36,982,235	$56,833,273